UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600

Atlanta, Ga. 30303

(Address of principal executive offices) (Zip Code)

(404) 230-5705

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)            On June 22, 2007 Winsonic Digital Media Group, Ltd. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation which increased the number of shares of common stock the Company is authorized to issue from 50,000,000 to 200,000,000 and which increased the number of shares of preferred stock the Company is authorized to issue from 5,000,000 to 20,000,000. There was no change to the par value of the shares of the Company’s common or preferred stock, the par value of each of which remains $0.001 per share. The amendment to the Company’s Articles of Incorporation to increase its authorized share capital was unanimously approved by Board of Directors of the Company and by the holders of 56.24%, or 27,884,847 shares, of the Company’s common stock acting by written consent.

A copy of the Certificate of Amendment to the Articles of Incorporation is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 901 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Certificate of Amendment to Articles of Incorporation of Winsonic Digital Media Group, Ltd., filed with the Nevada Secretary of State on June 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.

By: /s/ Winston Johnson

Winston Johnson

Chairman/CEO